EXHIBIT 99.1

Lakeland Bancorp, Inc. Announces Share Repurchase Program

OAK RIDGE, N.J., Oct. 24, 2019 (GLOBE NEWSWIRE) -- The Board of Directors of Lakeland Bancorp, Inc. (the “Company”) (NASDAQ: LBAI), the holding company for Lakeland Bank, announced today that it has authorized a new share repurchase program. Under the repurchase program, the Company may repurchase up to 2,524,458 shares of its common stock, or approximately 5% of its outstanding shares of common stock at September 30, 2019. The Company had approximately 50,489,161 shares outstanding as of September 30, 2019.

Repurchases may be made from time to time through a combination of open market and privately negotiated repurchases. The specific timing, price and quantity of repurchases will be at the discretion of the Company and will depend on a variety of factors, including general market conditions, the trading price of the common stock, legal and contractual requirements and the Company's financial performance. Open market purchases may be conducted in accordance with the limitations of Rule 10b-18 of the Securities and Exchange Commission (the “SEC”). Repurchases may be made pursuant to trading plans adopted in accordance with SEC Rule 10b5-1, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

The repurchase program does not obligate the Company to repurchase any particular number of shares and may be terminated at any time without notice, in the Company’s discretion. The Company expects to fund any repurchases from cash on hand and internally generated funds. Any share repurchases will not begin until permissible under applicable securities laws.

About Lakeland Bancorp, Inc. and Lakeland Bank

Lakeland Bancorp, Inc. is a $6.5 billion bank holding company that is headquartered in Oak Ridge, N.J. and trades on the NASDAQ Global Select Market under the symbol LBAI. Its principal subsidiary, Lakeland Bank, was recently named by Forbes as a 2019 Best-in-State Bank. Established in 1969, Lakeland Bank operates in northern and central New Jersey and in Hudson Valley, New York. For more information, visit www.lakelandbank.com.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition and failure to realize anticipated efficiencies and synergies from the merger of Highlands Bancorp, Inc. into Lakeland Bancorp and the merger of Highlands State Bank into Lakeland Bank. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Contact Information:

Lakeland Bancorp, Inc.
Thomas F. Splaine
(973) 697-2000